Annex A

Directors and Executive Officers of the Reporting Persons

The name, citizenship, position, principal occupation or employment and business address of the directors and executive officers of each of the Reporting Persons are set forth below.

1.	CAVENDISH SQUARE HOLDING B.V.

Name and Citizenship	Position	Principal Occupation or Employment	Business Address
Astrid van Heulen-Mulder The Netherlands	Managing Director	Managing Director	Laan op Zuid 167, 3072 DB Rotterdam, The Netherlands
Walter Pouw The Netherlands	Managing Director	Chief Financial Officer	Laan op Zuid 167, 3072 DB Rotterdam, The Netherlands

2.	WPP

Name and Citizenship	Position	Principal Occupation or Employment	Business Address
Philip Jansen United Kingdom	Chair	Chair	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Cindy Rose OBE United Kingdom; United States	Chief Executive Officer	Group Chief Executive Officer	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Joanne Wilson Ireland	Chief Financial Officer	Group Chief Financial Officer	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL

Name and Citizenship	Position	Principal Occupation or Employment	Business Address
Angela Ahrendts DBE United Kingdom; United States	Senior Independent Director, Non-Executive Director	Non-Executive Director	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Simon Dingemans United Kingdom	Non-Executive Director	Non-Executive Director	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Sandrine Dufour France	Non-Executive Director	Chief Financial Officer, UCB	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Tom Ilube CBE United Kingdom	Non-Executive Director	Non-Executive Director	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Keith Weed CBE United Kingdom	Non-Executive Director	Non-Executive Director	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Jasmine Whitbread United Kingdom; Switzerland	Non-Executive Director	Non-Executive Director	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL
Dr. Ya-Qin Zhang United States	Non-Executive Director	Non-Executive Director	WPP plc Sea Containers, 18 Upper Ground, London, United Kingdom, SE1 9GL